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                                                                    EXHIBIT 3.2


                                  AVTEAM, INC.

                       SECOND AMENDED AND RESTATED BYLAWS
                       ----------------------------------

                                   ARTICLE ONE

                                     OFFICES
                                     -------

         Section 1. REGISTERED OFFICE. The registered office of AVTEAM, INC., a Florida corporation (the "Corporation"), shall be Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

         Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         Section 1. PLACE. All annual meeting of shareholders shall be held at any place, within or without the State of Florida, as may be designated by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting. Special meetings of shareholders may be held at any place, within or without the State of Florida, and at the time as shall be stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

         Section 2. TIME OF ANNUAL MEETING. Annual meetings of shareholders shall be held on the date and at the time fixed, from time to time, by the Board, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board, or the appropriate class of the Board if the Board is divided into two or more classes, and transact any other business as may properly be brought before the meeting.

         Section 3. CALL OF SPECIAL MEETINGS. Special meetings of the shareholders shall be held if called in accordance with the procedures set forth in the Corporation's Articles of Incorporation (the "Articles of Incorporation") for the call of a special meeting of shareholders.

         Section 4. CONDUCT OF MEETINGS. The Chair of the Board (or in the Chair's absence, the President or other designee of the Chair of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law, the Articles of Incorporation or in these Bylaws.






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         Section 5. NOTICE AND WAIVER OF NOTICE. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a meeting is adjourned to another time or place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver of notice in writing signed by the person or persons entitled to notice, whether signed before, during or after the time of the meeting stated in the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

         Section 6. BUSINESS AND NOMINATIONS FOR ANNUAL AND SPECIAL MEETINGS. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting. At any annual meeting of shareholders, only business shall be conducted as shall have been properly brought before the meeting in accordance with the requirements and procedures set forth in the Articles of Incorporation. Only persons who are nominated for election as directors of the Corporation in accordance with the requirements and procedures set forth in the Articles of Incorporation shall be eligible for election as directors of the Corporation.

         Section 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum



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has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set forth that adjourned meeting.

         Section 8. VOTING PER SHARE. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by the shareholder on each matter voted at a shareholders' meeting.

         Section 9. VOTING OF SHARES. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designed by the bylaws of the corporate shareholder or in the absence of any applicable bylaw, by the person or persons as the board of directors of the corporate shareholder may designate. In the absence of any designation, or, in case of conflicting designation by the corporate shareholder, the chair of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by the person, either in person or by proxy, without a transfer of the shares into the person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of shares into the trustee's name or the name of the trustee's nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by the person without the transfer of the shares into the person's name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, the act of the person binds all; (b) if more than one vote, in person or by proxy, the act of the majority binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each fraction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order shows that any tenancy is held in unequal interest, a majority or a vote evenly split shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         Section 10. PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for the person may vote



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the shareholder's shares in persons or by proxy. Any shareholder of the
Corporation may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by the person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or other officer or agent that is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

         Section 11. SHAREHOLDER LIST. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list, subject to the requirements of law, during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 12. FIXING RECORD DATE. For the purpose of determining shareholders' entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board may fix in advance a date as the record date for the determination of shareholders, the date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board declaring a dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section 12, the determination shall apply to any




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adjournment of the meeting, except where the Board fixes a new record date for the adjourned meeting or as required by law.

         Section 13. INSPECTORS AND JUDGES. The Board in advance of any meeting may, but need not, appoint one or more inspections of election or judges of the vote, as the case may be, to act at the meeting or any adjournment of the meeting. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board in advance of the meeting, or at the meeting by the person presiding at the meeting. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do all acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or judge, and execute a certificate of any fact found by the inspector or judge.

         Section 14. VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                                  ARTICLE THREE

                                    DIRECTORS
                                    ---------

         Section 1. POWERS. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board.

         Section 2. NUMBER: ELECTION AND TERM: REMOVAL. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors, or the appropriate class of the Board if the Board is divided into two or more classes, shall be elected at the annual meeting of the shareholders as provided in the Articles of Incorporation, except as provided in section 3 of this article, and each director elected shall hold office for the term for which the director is elected and until the director's successor is elected and qualified or until the director's earlier resignation, removal from office or death. Directors must be natural persons




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who are 18 years of age or older but need not be residents of the State of
Florida, shareholders of the Corporation or citizens of the United States. Shareholders shall have the right to remove directors only as provided in the Articles of Incorporation.

         Section 3. VACANCIES. A director may resign at any time by giving written notice to the Corporation, the Board or the Chair of the Board. Resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any vacancy occurring in the Board and any directorship to be filled by reason of an increase in the size of the Board shall be filled only by the affirmative vote of a majority of the current directors though less than a quorum of the Board. Shareholders shall not, and shall have no power to, fill any vacancy on the Board. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

     Section 4. PLACE OF MEETINGS. Meetings of the Board, regular or special, may be held either within or without the State of Florida.

         Section 5. ANNUL MEETING. The first meeting of each newly elected Board shall be held, without call or notice, immediately following each annual meeting of shareholders.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board may also be held without notice at such time and at the place as shall from time to time be determined by the Board.

         Section 7. SPECIAL MEETINGS AND NOTICE. Special meetings of the Board may be called by the Chair of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the notice shall be received. Notice to directors may also be given by telegram, teletype, facsimile or other form of electronic communication. Notice of a meeting of the Board need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.




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         Section 8. QUORUM; REQUIRED VOTE; PRESUMPTION OF ASSENT. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation and these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled except that in no event may a quorum consist of fewer than one-third of the number of directors so fixed. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board. A director of the Corporation who is present at a meeting of the Board or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting specific business at the meeting, or the director votes against or abstains from the action taken.

         Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board or a committee of the Board may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board or the committee, as the case may be, and the consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

         Section 10. CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT MEETINGS. Members of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in the meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         Section 11. COMMITTEES. The Board, by resolution adopted by a majority of the full Board, may designate from among its members one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation except where the action of the full Board is required by law. Each committee must have two or more members who serve at the pleasure of the Board. The Board, by resolution adopted in accordance with this article, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of the committee. Vacancies in the membership of a committee shall be filed by the Board at a regular or special meeting of the Board. Each committee shall keep minutes and other appropriate records of its proceedings and report the same to the Board when required. The designation of any committee and the delegation to the committee of authority shall not operate to relieve the Board, or any member, of any responsibility imposed upon it or the member by law.





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         Section 12. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for the service. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may receive any other compensation as may be approved by the Board.

         Section 13. CHAIR OF THE BOARD. The Board may, in its discretion, choose a Chair of the Board who shall preside at meetings of the shareholders and of the directors. The Chair of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board. The Chair of the Board shall be a member of the Board but no other officers of the Corporation need be a director. The Chair of the Board shall serve until the Chair's successor is chosen and qualified, but the Chair may be removed at any time by the affirmative vote of a majority of the Board.

                                  ARTICLE FOUR

                                    OFFICERS
                                    --------

     Section 1. POSITIONS. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board by resolution, a Chair of the Board. Any two or more offices may be held by the same person.

         Section 2. ELECTION OF SPECIFIED OFFICERS BY BOARD. The Board at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer.

         Section 3. ELECTION OR APPOINTMENT OF OTHER OFFICERS. Any other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board, or, unless otherwise specified in these Bylaws, appointed by the President of the Corporation. The Board shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

         Section 4. COMPENSATION. The salaries of all officers of the Corporation to be elected by the Board pursuant to article four, section 2 shall be fixed from time to time by the Board or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to the President's direction.





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         Section 5. TERM: RESIGNATION. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board or the President of the Corporation may be removed, with or without cause, by the Board. Any officers or agents appointed by the President of the Corporation pursuant to section 3 of this article may also be removed from the officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board. Any officer of the Corporation may resign from the officer's respective office or position by delivering notice to the Corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         Section 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chair of the Board or in the event the Board shall not have designated a Chair of the Board, the President shall preside at meetings of the shareholders and the Board.

         Section 7. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board shall prescribe or as the President may from time to time delegate.

         Section 8. SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the seal to any instrument requiring it.

         Section 9. TREASURER. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name of the credit of the Corporation in depositories designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for disbursements, and shall render to the President and the Board at its regular meetings or when the Board so requires an accounting of all transactions as Treasurer and of the financial condition




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of the Corporation. Unless otherwise specified by the Board, the Treasurer shall be the Corporation's Chief Financial Officer.

         Section 10. OTHER OFFICERS: EMPLOYEES AND AGENTS. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, the power and authority, and shall perform the duties, as may from time to time be assigned to the Board, the officer appointing the person and any officer or officers who may from time to time be designated by the Board to exercise such supervisory authority.

                                  ARTICLE FIVE

                             CERTIFICATES FOR SHARES
                             -----------------------

         Section 1. ISSUE OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and the certificates shall be signed by the Chair of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

         Section 2. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. The designation relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class, and the authority of the Board to determine variations for future series, shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer shall also indicate that the shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

                  "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION SATISFACTORY TO THE




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                  CORPORATION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT
                  REGISTRATION IS NOT REQUIRED."

         Section 3. FACSIMILE SIGNATURES. The signatures of the Chair, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer were an officer at the date of the issuance.

         Section 4. LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to issuance of the certificate, require the owner of the lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the loss of the certificate in such manner as it shall require or to give the Corporation a bond in the sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 5. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled to the new certificate, cancel the old certificate and record the transaction upon its books.

         Section 6. REGISTERED SHAREHOLDER. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as owner, and shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 7. REDEMPTION OF CONTROL SHARES. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board, redeem the control shares at the fair value of the control shares at any time during the 60-day period after the last acquisition of the control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board, only if the shares are not accorded full voting rights by the shareholders as provided by law.






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